UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): November 6, 2003

LSI INDUSTRIES INC.
(Exact name of Registrant as specified in its Charter)

Ohio	0-13375	31-0888951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Alliance Road, Cincinnati, Ohio	45242
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(513) 793-3200

(Former name or former address, if changed since last report.)

Item 5 – Other Events and Required FD Disclosure.

        On November 6, 2003 the Registrant established a nominating committee of its Board of Directors to be composed of independent directors.

        On November 6, 2003 the Registrant amended its 2003 Equity Compensation Plan. A copy of the Plan, as amended, is filed as Exhibit 99.

Item 7 – Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibit 99 2003 Equity Compensation Plan, as amended November 6, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LSI INDUSTRIES INC. BY: /s/Ronald S. Stowell —————————————— Ronald S. Stowell Vice President, Chief Financial Officer and Treasurer (Principal Accounting Officer)

November 7, 2003

FORM 8-K

INDEX TO EXHIBITS

Index Number	Exhibit Description
99	2003 Equity Compensation Plan, as amended November 6, 2003.